Exhibit 99.1

Microbot Medical Boosts Manufacturing and Commercialization Capabilities for its Robotic Surgical System

The Agreement with a leading full turnkey manufacturer further strengthens the Company’s progression towards expected first in human clinical trials followed by regulatory approval and commercialization

BRAINTREE, Mass., August 15, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic Surgical System, the first single-use endovascular robotic system, announces another step in its commitment to advance the commercialization processes of LIBERTY® with the signing of a manufacturing agreement with B.Y. Medimor Ltd.

The agreement governs the manufacturing of the Company’s LIBERTY® Robotic Surgical System, for its first in human clinical trial as well as for the initial LIBERTY systems that are expected to be marketed following the completion of regulatory requirements.

Medimor provides new product introduction (NPI) solutions and full turnkey manufacturing for medical devices as a one stop shop contract manufacturing service, including integration, parts cleaning, clean room assembly and testing.

“We continue our transition from a research and development stage to a clinical and commercial stage in the field of endovascular robotics,” commented Simon Sharon, Microbot’s CTO and General Manager. “We believe that the manufacturing agreement supports our efforts to deliver a state-of-the-art advanced robotic system and facilitates our next steps.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it stabilizes its financial condition and seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com